Cardiff Oncology Appoints Dr. Roger Sidhu as Chief Medical Officer and Announces Timing for the Next Update from the CRDF-004 Trial in First-Line RAS-mutated mCRC

– Veteran executive with over 20 years of oncology leadership and clinical experience with proven track record of success in bringing development candidates through late-stage clinical development –

– Company will hold a conference call on July 29 at 4:30 p.m. ET/1:30 p.m. PT to share additional clinical data from its randomized Phase 2 CRDF-004 trial evaluating onvansertib + standard of care for the treatment of first-line RAS-mutated metastatic colorectal cancer (“mCRC”) –

SAN DIEGO, June 17, 2025 (GLOBE NEWSWIRE) -- Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company leveraging PLK1 inhibition to develop novel therapies across a range of cancers, today announced the company has appointed Roger Sidhu, MD, as Chief Medical Officer. Dr. Sidhu is a veteran executive and clinician with over 20 years of experience and a strong track record of success in oncology research, development, and regulatory strategy. Dr. Sidhu succeeds Dr. Fairooz Kabbinavar who will remain with the company in an advisory role. The company also announced it will share additional clinical data from its lead program in RAS-mutated mCRC on July 29, 2025.

“We are pleased to welcome Dr. Sidhu to lead the clinical program for onvansertib through the next phase of development. Dr. Sidhu is a respected clinician and seasoned executive with a proven track record of advancing innovative therapies through late-stage clinical development across multiple therapeutic areas including in first-line mCRC. As we move forward, we thank Dr. Kabbinavar for his leadership in progressing onvansertib’s clinical development across multiple tumor types,” said Mark Erlander, Chief Executive Officer of Cardiff Oncology. “In addition to today’s medical leadership transition, we are announcing our plan to share an update of clinical data from the ongoing CRDF-004 trial on July 29, at which point we expect to release a substantive dataset.”

“I am honored to join the executive team at Cardiff Oncology as we advance onvansertib through late-stage clinical development, and make a meaningful impact for patients living with cancer,” said Roger Sidhu, MD. “With a strong foundation already in place, I’m stepping into this role at an exciting time as we prepare to share a clinical update on our lead program in RAS-mutated mCRC next month.”

Dr. Sidhu was most recently the Chief Medical Officer and acting CEO at Treadwell Therapeutics. Previously, Dr. Sidhu spent nearly 10 years at Amgen in roles of increasing responsibility in the Hematology/Oncology therapeutic area where he advanced multiple therapeutic candidates. In mCRC, he led multiple phase 3 clinical trials of panitumumab (Vectibix®) in monotherapy and in combination with chemotherapy leading to approvals in the U.S. and globally. Dr. Sidhu was also a leader in advancing the science of RAS biology and therapeutics in mCRC and has published work in several peer reviewed journals including the New England Journal of Medicine.

In addition, Dr. Sidhu served as Executive Vice President and Chief Medical officer at Roivant Sciences. He was also the Chief Medical Officer at Eterna Therapeutics, Inc. and Cell Design Labs, up until its acquisition by the Gilead subsidiary Kite, where he subsequently served as VP, Clinical Development.

Dr. Sidhu is a Fellow of the Royal College of Physicians and Surgeons of Canada in both internal medicine and medical oncology. He earned his medical degree from Queen’s University in Kingston, Ontario Canada and his bachelor’s degree in biochemistry from the University of Alberta in Edmonton, Alberta. Dr. Sidhu trained in internal medicine at Queen’s University and medical oncology at the British Columbia Cancer Agency in Vancouver, British Columbia and the Cross Cancer Institute in Edmonton, Alberta.

Conference Call and Webcast on Additional Clinical Data from CRDF-004 in mCRC

Cardiff Oncology will host a conference call and live webcast at 4:30 p.m. ET/1:30 p.m. PT on July 29, 2025 to share additional clinical data from the CRDF-004 trial in first-line RAS-mutated mCRC. Individuals interested in listening to the live conference call may do so by using the webcast link in the "Investors" section of the company's website at https://investors.cardiffoncology.com/news-events/events. A replay will be available in the investor relations section on the company's website following the completion of the call.

Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

In connection with Dr. Sidhu joining Cardiff Oncology, the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 600,000 shares of Cardiff Oncology common stock outside of the Cardiff Oncology 2021 Omnibus Equity Incentive Plan. The stock option was granted as an inducement material to Dr. Sidhu becoming an employee of Cardiff Oncology in accordance with Nasdaq Listing Rule 5635(c)(4). The option was granted as of June 16, 2025 and has an exercise price of $3.86 per share, the closing price on the grant date. The option vests over four years with 25% vesting after 12 months and the remaining shares vesting monthly over the following 36-months, subject to Dr. Sidhu’s continued employment with Cardiff Oncology on such vesting dates.

About Cardiff Oncology, Inc.

Cardiff Oncology is a clinical-stage biotechnology company leveraging PLK1 inhibition, a well-validated oncology drug target, to develop novel therapies across a range of cancers. The Company's lead asset is onvansertib, a PLK1 inhibitor being evaluated in combination with standard of care (SoC) therapeutics in clinical programs targeting indications such as RAS-mutated metastatic colorectal cancer (mCRC), as well as in ongoing and planned investigator-initiated trials in metastatic pancreatic ductal adenocarcinoma (mPDAC), small cell lung cancer (SCLC) and triple negative breast cancer (TNBC). These programs and the Company's broader development strategy are designed to target tumor vulnerabilities in order to overcome treatment resistance and deliver superior clinical benefit compared to the SoC alone. For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidate; results of preclinical studies or clinical trials for our product candidate could be unfavorable or delayed; our need for additional financing; risks related to business interruptions, including the outbreak of COVID-19 coronavirus and cyber-attacks on our information technology infrastructure, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that our product candidate will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that our product candidate will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
James Levine
Chief Financial Officer
858-952-7670
jlevine@cardiffoncology.com

Investor Contact:
Kiki Patel, PharmD
Gilmartin Group
332-895-3225
Kiki@gilmartinir.com

Media Contact:
Meghan Bianco
Taft Communications, a division of RF|Binder
609-544-5446
meghan.bianco@rfbinder.com